UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report
(Date of Earliest Event Reported):
April 30, 2018
CAMPBELL SOUP COMPANY

New Jersey	1-3822	21-0419870
State of Incorporation	Commission File Number	I.R.S. Employer Identification No.
One Campbell Place
Camden, New Jersey 08103-1799
Principal Executive Offices
Telephone Number: (856) 342-4800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Campbell Soup Company (the "Company") filed a Form 8-K on March 22, 2018 to announce that Mark R. Alexander, former Senior Vice President of the Company and President of the Americas Simple Meals and Beverages segment, was leaving the Company effective as of April 2, 2018. Subsequent to filing the March 22, 2018 Form 8-K, the Company and Mr. Alexander agreed that Mr. Alexander’s employment would officially terminate on October 1, 2018 (the "Termination Date"). Mr. Alexander’s role as Senior Vice President of the Company and President of the Americas Simple Meals and Beverages segment ended on April 2, 2018, and Mr. Alexander ceased to be an executive officer of the Company as of April 2, 2018.

Mr. Alexander will continue to receive salary payments consistent with his annual base salary of $731,800 and other benefits provided to executives at his level through the Termination Date. Following the Termination Date, Mr. Alexander is entitled to receive severance payments and other benefits pursuant to the Company’s previously disclosed Severance Pay Plan for Salaried Employees, as amended, and the Company’s 2015 Long-Term Incentive Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY
(Registrant)

Date: May 3, 2018	By:	/s/ Charles A. Brawley, III
Charles A. Brawley, III
Vice President, Corporate Secretary and Associate General Counsel